Exhibit 99.1

KPMG Auditores, S.L. Torre Realia Plaça d’Europa, 41-43 08908 L’Hospitalet de Llobregat (Barcelona)

Independent Auditor’s Report

To the shareholders of VCN Biosciences, S.L.

Opinion

We have audited the financial statements of VCN Biosciences, S.L. (the Company), which comprise the statements of financial position as of December 31, 2021 and 2020, and the related statements of profit and loss and other comprehensive income, changes in equity, and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and its financial performance and its cash flows for the years then ended in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Directors’ responsibility for the Financial Statements

The Directors are responsible for the preparation and fair presentation of the financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, the Directors are required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are available to be issued.

Auditors’ Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

-	Exercise professional judgment and maintain professional skepticism throughout the audit.

-	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

-	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

-	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by the Directors, as well as evaluate the overall presentation of the financial statements.

-	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

KPMG Auditores, S.L.

/S/ KPMG Auditores, S.L.

Barcelona, Spain

February 10, 2022

VCN Biosciences, S.L.

Financial Statements

December 31, 2021 and 2020

VCN Biosciences, S.L.
Financial Statements
December 31, 2021 and 2020

Statements of financial position

at December 31, 2021 and 2020

(expressed in Euros)

	Note	12.31.2021	12.31.2020	12.31.2019
		€	€	€
Non-current assets
Fixed assets	4	206,811	274,220	296,692
Non-current financial investments in Group and related companies	6	888,714	1,348,050	-
Deferred tax assets	10	66,180	1,903,102	1,897,689
Total non-current assets		1,161,705	3,525,372	2,194,381

Current assets
Other receivables	6	5,625	21,254	2,140
Current financial investments in Group and related companies	6	2,068,784	1,432,706	1,393,264
Total current assets		2,074,409	1,453,960	1,395,404

Total assets		3,236,114	4,979,332	3,589,785

Capital and reserves
Share capital	7	215,930	215,930	152,421
Share premium		14,756,822	14,756,822	9,820,331
Retained earnings		(14,346,764)	(12,563,864)	(10,675,576)
Total equity		625,988	2,408,888	(702,824)

Non-current liabilities
Non-current financial liabilities	9	1,244,677	1,660,711	1,863,731
Non-current loans with Group and related companies		-	-	975,450
Total non-current liabilities		1,244,677	1,660,711	2,839,181

Current liabilities
Current financial liabilities	9	328,870	224,402	251,236
Current loans with Group and related companies	9	1,779	275	4,116
Trade and other payables	9	1,034,800	685,056	1,198,076
Total current liabilities		1,365,449	909,733	1,453,428
Total equity and liabilities		3,236,114	4,979,332	3,589,785

The notes on pages 7 to 25 form part of these financial statements.

These financial statements were approved by the board of directors on February 9, 2022.

VCN Biosciences, S.L.
Financial Statements
December 31, 2021 and 2020

Statements of profit and loss and other comprehensive income for the years ended December 31, 2021 and 2020

(expressed in Euros)

	Note	2021	2020	2019
		€	€	€
Other operating income	9	192,290	29,693	60,869
Personnel expenses	11	(550,338)	(600,107)	(623,294)
Other operating expenses	13	(2,017,640)	(2,448,300)	(2,491,940)
Amortisation and depreciation	4	(67,409)	(64,694)	(56,246)

Results from operating activities		(2,443,097)	(3,083,408)	(3,110,611)

Financial income	12	45,443	4,508	10,682
Financial expenses		(57,510)	(146,425)	(108,045)
Exchange losses		(7,259)	(2,105)	(7,831)

Net financing result		(19,326)	(144,022)	(105,194)

Results before tax		(2,462,423)	(3,227,430)	(3,215,805)
Income tax benefit	10	679,523	1,339,142	1,726,927

Loss for the year		(1,782,900)	(1,888,288)	(1,488,878)

All amounts relate to continuing operations.

There were no recognised gains or losses other than the loss for the year.

The total comprehensive income for the year is the same as the loss for the year.

The notes on pages 7 to 25 form part of these financial statements.

VCN Biosciences, S.L.
Financial Statements
December 31, 2021 and 2020

Statements of changes in equity

for the years ended December 31, 2021 and 2020

(expressed in Euros)

	Share capital	Share premium	Retained earnings	Total equity
	€	€	€	€
Balance as at January 1, 2019	152,421	9,820,331	(9,186,698)	786,054

Total comprehensive income
Loss of the year	-	-	(1,488,878)	(1,488,878)
Balance as at December 31, 2019	152,421	9,820,331	(10,675,576)	(702,824)

Balance as at January 1, 2020	152,421	9,820,331	(10,675,576)	(702,824)

Total comprehensive income
Loss of the year	-	-	(1,888,288)	(1,888,288)

Transactions with shareholders
Capital increase	63,509	4,936,491	-	5,000,000
Balance as at December 31, 2020	215,930	14,756,822	(12,563,864)	2,408,888

Balance as at January 1, 2021	215,930	14,756,822	(12,563,864)	2,408,888

Total comprehensive income
Loss of the year	-	-	(1,782,900)	(1,782,900)

Balance as at December 31, 2021	215,930	14,756,822	(14,346,764)	625,988

The notes on pages 7 to 25 form part of these financial statements.

VCN Biosciences, S.L.
Financial Statements
December 31, 2021 and 2020

Cash Flow Statements

for the year ended December 31, 2021 and 2020

(expressed in Euros)

	Note	12.31.2021	12.31.2020	12.31.2019
		€	€	€
Cash flows from operating activities

Results before tax		(2,462,423)	(3,227,430)	(3,215,805)

Adjustments for:
Amortisation and depreciation	4	67,409	64,694	56,246
Government grants	9	(192,290)	-	(57,948)
Exchange losses		7,259	2,105	7,831
Financial income	12	(45,443)	(4,508)	(10,682)
Financial expense		57,510	146,425	108,045

Changes in operating assets and liabilities:
Trade and other receivables		15,629	16,159	44,014
Current financial investments in Group companies		(33,135)	22,866	(30,511)
Trade and other payables		351,375	(510,387)	182,644

Other cash flows in operating activities:
Interest received		47,689	-	16,862
Interest paid		(7,697)	(82,353)	(24,041)
Tax received		1,911,257	1,240,657	619,863

Net cash used in operating activities		(282,860)	(2,331,772)	(2,303,482)

Cash flows from investing activities

Acquisition of fixed assets	4	-	(42,222)	(54,631)
Loans to Group Companies		-	(1,348,050)	-
Repayment of loans to Group companies		459,336	-	1,220,972

Net cash from/(used in) investing activities		459,336	(1,390,272)	1,166,341

Cash flows from financing activities
Proceeds from increase of capital	7	-	5,000,000	-
Proceeds from external parties loans	9	170,127	-	454,021
Loans from Group companies		-	-	963,236
Repayment of loans due to Group companies		-	(975,450)	-
Repayment of loans from external parties		(339,447)	(298,042)	(279,722)

Net cash (used in)/from financing activities		(169,320)	3,726,508	1,137,535

Effect of exchange rate fluctuations on cash		(7,156)	(4,464)	(4,334)
Net increase in cash and cash equivalents		7,156	4,464	394
Cash and cash equivalents at beginning of year		-	-	3,940

Cash and cash equivalents at end of year		-	-	-

The notes on pages 7 to 25 form part of these financial statements.

VCN Biosciences, S.L.
Financial Statements
December 31, 2021 and 2020

Notes to the financial statements

for the year ended December 31, 2021 and 2020

(forming part of the financial statements)

1. First time adoption of IFRS

In the context of the preparation of these financial statements, and in accordance with IFRS 1, VCN Biosciences S.L. (the “Company”) has consistently applied the accounting policies set out in note 2 in preparing the financial statements for the years ended December 31, 2021, 2020 and 2019. The Company adopted IFRS for the first time in 2020.

When preparing the opening statement of financial position under International Financial Reporting Standards (IFRSs) as issued by the International Accounting Standard Board (IFRS-IASB), the Company adjusted the statement of financial position dated January 1, 2019, presented in the individual financial statements of the Company for that year, applying as described in IFRS 1 all the mandatory exceptions and some of the optional exemptions to the retrospective application of IFRS-IASB, as described below:

a)	Exemptions to retroactive application

The Company has not applied any of the exemptions to the full retroactive application of IFRS-IASB.

b)	Exceptions to retroactive application followed by the Company

There are no mandatory exceptions applicable to the Company.

2. Nature, principal activities, basis of presentation and significant accounting policies

The Company is a private company limited by shares which was founded in Spain in 2009. Its registered address is Avinguda de la Generalitat, 152 (Sant Cugat del Vallès) and its corporate tax residence is in Barcelona. The Company's statutory activity consists of research and experimental biotechnology development, which is also its principal activity. The Company does not have any sales income because its research and development (R&D) projects are in the early stages of development.

The Company is a subsidiary of Grifols Innovation and New Technologies, Limited (see note 7). The largest group in which the results of this Company are consolidated is that headed by Grifols S.A., which is the ultimate parent company of the Company, it is listed and no one entity or individual has control. The consolidated accounts of Grifols S.A. are available to the public and may be obtained from Carrer Jesús i Maria, 6, Barcelona.

On February 19, 2021 Grifols S.A. board of directors issued the consolidated annual accounts of Grifols, S.A. and subsidiaries (“the Group” or “Grifols Group”) for 2020 prepared in accordance with International Financial Reporting Standards as adopted by the European Union (IFRS-EU) which for Grifols Group purposes, are identical to the standards as issued by the International Accounting Standard Board (IFRS-IASB), which show consolidated profit attributable to the parent company of 618,546 thousand euros, total assets of 15,274,776 thousand euros and consolidated equity of 6,720,055 thousand euros (2019: 625,146; 15,542,611 and 6,845,768 thousand euros). The 2021 consolidated annual accounts of the Grifols Group are expected to be issued at the end of February 2022.

The following accounting policies have been applied consistently in dealing with items which are considered material in relation to the financial statements of VCN Biosciences S.L.

Basis of preparation

The financial statements have been prepared in accordance with applicable IFRS-IASB. The financial statements are prepared under the historical cost convention. The financial statements are presented in euros, which is the Company’s functional currency. All amounts have been rounded to the nearest unit, unless otherwise indicated.

The preparation of the Company's financial statements requires management to make judgements, estimates and assumptions that affect the reported amounts of revenues, expenses, assets and liabilities and the accompanying disclosures. Uncertainty about these assumptions and estimates could result in outcomes that require a material adjustment to the carrying amount of assets and liabilities affected in further periods.

The Company recognises deferred tax assets to the extent that it is probable that sufficient taxable income will be available against which they can be utilized, based on management estimates on amount and payments of future taxable profits.

The financial statements have not been prepared to comply with accounting, legal and/or tax statutory requirements, but rather in relation with the potential Company’s shares sale transaction. In this regard, the Company and its shareholders signed, on December 14, 2021, a share purchase agreement with Synthetic Biologics (the buyer) to sell all the shares of VCN Biosciences, S.L., subject to the fulfilment of certain conditions. Completion of the transaction is expected in the first quarter of 2022.

VCN Biosciences, S.L.
Financial Statements
December 31, 2021 and 2020

Notes to the financial statements (continued)

2. Nature, principal activities, basis of presentation and significant accounting policies (continued)

Going concern

The Company had losses in 2021 and 2020 amounting to 1,783 thousand euros and 1,888 thousand euros, respectively (1,489 thousand euros in 2019). As of December 31, 2021 and 2020, the Company’s financial statements presented a positive equity of 626 and 2,409 thousand euros, respectively (negative equity of 703 thousand euros as of December 31, 2019). In 2020 the shareholders made a capital contribution in the amount of 5 million euros in order to restore the equity and financial position of the Company.

As stated in note 2, the Company's statutory activity consists of research and experimental biotechnology development, and since R&D projects are in early stages of development, the Company does not have sales income. Therefore, the Company needs ongoing financial support from shareholders in order to develop its activity.

The Directors of the Company have prepared these financial statements following the principle of a going concern, considering the nature of the Company and the following facts:

1)	Although the R&D projects are still in development, the Directors of the Company believe that the value of the scientific knowledge obtained up to date from its R&D activities is significant and therefore they expect that shareholders will be able to monetize this value through the sales transaction explained in note 2 (basis of presentation).

2)	The Company and related shareholders signed a share purchase agreement with the potential buyer related to the acquisition of the shares of the company (see note 2), subject to the completion of the transaction. In this agreement the potential buyer commits to fund VCN’s R&D activities for the following years (until 2024).

3)	In case the transaction is not completed, the Directors expect that shareholders will continue to support the Company financially, as they believe that the scientific knowledge obtained in current stage of development of the research activities will result in income for the Company in the future once those projects are finalized or through the sale of the business to other external parties.

4)	The finance needs of the Company will depend on the level of R&D activities/expenses to be performed in the future. The shareholders can decide this level of investment depending on the business needs.

Due to the reasons explained above, there is no significant doubt that the Company will be able to continue using the going concern principle.

Fixed assets

Fixed assets are measured at cost of acquisition or production. Depreciation is provided to write off the cost or valuation less the estimated residual value of tangible fixed assets by equal instalments over their estimated useful economic lives as follows:

Equipment, furniture and fittings	3 - 15 years
Other items	4 - 10 years

Subsequent costs to the initial recognition of the asset are capitalized only when they increase capacity or productivity or lengthen the useful life of the asset. The carrying amount of parts that are replaced is derecognised.

Leases

IFRS 16 introduces a single, on-balance sheet lease accounting model for lessees. A lessee recognises a right-of-use asset representing its right to use the underlying asset and a lease liability representing its obligation to make lease payments. There are recognition exemptions for short-term leases and leases of low-value items. The application is required for annual periods beginning on or after January 1, 2019.

IFRS 16 replaces existing leases guidance, including IAS 17 Leases, IFRIC 4 Determining whether an Arrangement contains a Lease, SIC-15 Operating Leases – Incentives and SIC-27 Evaluating the substance of transactions involving the legal form of a lease.

The Company adopted IFRS 16 for the first time on January 1, 2019 as permitted under the specific transitional provisions in the standard. The reclassifications and the adjustments arising from the new leasing rules are therefore recognised in the opening statement of financial position at January 1, 2019.

VCN Biosciences, S.L.
Financial Statements
December 31, 2021 and 2020

Notes to the financial statements (continued)

2. Nature, principal activities, basis of presentation and significant accounting policies (continued)

On January 1, 2019 there was no impact in equity due to the IFRS 16 application.

The main policies, estimates and criteria for the application of IFRS 16 are as follows:

-	Scope: IFRS 16 evaluation considers all the contracts in which the Company acts as lessee.

-	Transition approach: the Company has opted to implement IFRS 16 using the modified retrospective approach, whereby the right-of-use asset is measured at an amount equal to the lease liability, adjusted by the amount of any prepaid or accrued lease payments. When applying this modified retrospective approach, the Company does not re-express the comparative information.

-	Discount rates: under IFRS 16, a lessee shall discount the future lease payments using the interest rate implicit in the lease if that rate can be readily determined. Otherwise, the lessee shall use the incremental borrowing rate. The Company uses the incremental borrowing rate. This is the rate that a lessee would have to pay at the commencement date of the lease for a loan over a similar term, and with similar security, to obtain an asset of a similar value to the right–of-use asset.

-	The lease term: it is the non-cancellable period considering the initial term of each contract unless the Company has a unilateral extension or termination option and there is reasonable certainty that this option will be exercised, in which case the corresponding extension term or early termination will be considered.

-	Accounting policies applied during transition: the Company has employed the following practical expedients when applying the simplified method to leases previously carried as operating leases under IAS 17 Leases:
▪	Non-application of IFRS 16 to agreements that were not previously deemed to contain a lease under IAS 17 and IFRIC 4 “Determining whether an arrangement contains a lease”.
▪	Exclusion of the initial direct costs from the measurement of the right-of-use asset on the date of first-time adoption.
▪	Exclusion of leases that expire within 12 months as from the date of first-time adoption.
▪	Exclusion of leases in which the underlying asset has a low value.

Impairment of non-financial assets subject to amortisation or depreciation

The Company assesses whether there are indications of possible impairment losses on non-financial assets subject to amortisation or depreciation, with the aim to verify whether the assets are carried at more than their recoverable amount. The recoverable amount is the higher of the fair value less costs to sell and the value in use.

Impairment losses are recognised in the statement of profit and loss.

At the end of each reporting period the Company assesses whether there are any indications that an impairment loss recognised in prior periods may no longer exist or may have decreased. Impairment losses on goodwill are not reversible. Impairment losses on other assets are only reversed if there has been a change in the estimates used to calculate the recoverable amount of the asset.

A reversal of an impairment loss is recognised in the statement of profit and loss. The increased carrying amount of an asset attributable to a reversal of an impairment loss may not exceed the carrying amount that would have been determined, net of depreciation or amortisation, had no impairment loss been recognised.

After an impairment loss or reversal of an impairment loss is recognised, the depreciation (amortisation) charge for the asset is adjusted in future periods based on its new carrying amount.

However, if the specific circumstances of the assets indicate an irreversible loss, this is recognised directly in losses on the disposal of fixed assets in the statement of profit and loss.

VCN Biosciences, S.L.
Financial Statements
December 31, 2021 and 2020

Notes to the financial statements (continued)

2. Nature, principal activities, basis of presentation and significant accounting policies (continued)

Financial instruments

- Classification of the financial instruments

Financial instruments are classified at the time of their initial recognition as a financial asset, a financial liability or an equity instrument, in accordance with the economic substance of the contractual agreement and with the definitions of financial assets, financial liabilities or equity instruments indicated in IAS 32 “Financial instruments: Presentation”.

For purposes of its measurement, the Company classifies financial instruments in the categories of financial assets and financial liabilities at fair value through profit or loss, separating those initially designated from those held for trading or mandatorily measured at fair value through profit or loss, financial assets and liabilities measured at amortized cost and financial assets measured at fair value through other comprehensive income, separating the equity instruments designated as such, from other financial assets. The classification depends on the Company’s business model to manage the financial assets and the contractual terms of the cash flows.

- Offsetting principles

A financial asset and a financial liability are offset only when the Company currently has the legally enforceable right to offset the recognised amounts and intends either to settle on a net basis or to realise the asset and settle the liability simultaneously.

- Measurement

At the time of initial recognition, the Company measures a financial asset at its fair value plus, in the case of a financial asset that is not at fair value through profit or loss, the costs of the transaction that are directly attributable to the acquisition. The transaction costs of financial assets at fair value through profit or loss are taken to results.

In order to determine the fair value of financial assets or liabilities, the Company uses market data as where available.

- Loans and receivables

Loans and receivables comprise trade and non-trade receivables with fixed or determinable payments that are not quoted in an active market other than those classified in other financial asset categories. These assets are initially recognised at fair value, including transaction costs, and are subsequently measured at amortised cost using the effective interest method.

Nevertheless, financial assets, which have no established interest rate or are expected to be received in the short term, and for which the effect of discounting is immaterial, are measured at their nominal amount.

- Interests

Interest are recognised using the effective interest method.

- Impairment of financial assets

A financial asset or a group of financial assets is impaired and impairment losses are incurred if there is objective evidence of impairment as a result of one or more events that occurred after the initial recognition of the asset and the event or events have an impact on the estimated future cash flows of the financial asset or group of financial assets that can be reliably estimated.

The Company recognises impairment of loans and receivables and debt instruments when estimated future cash flows are reduced or delayed due to debtor insolvency.

- Financial liabilities

Financial liabilities, including trade and other payables, that are not classified as held for trading or as financial liabilities at fair value through profit or loss are initially recognised at fair value less any transaction costs directly attributable to the issue of the financial liability. Subsequent to initial recognition they are measured at amortised cost using the effective interest method.

Nevertheless, financial liabilities which have no established interest rate, which are expected to be settled in the short term and for which the effect of discounting is immaterial, are measured at their nominal amount.

The Company measures financial liabilities at amortised cost provided that reliable estimates of cash flows can be made based on the contractual terms.

VCN Biosciences, S.L.
Financial Statements
December 31, 2021 and 2020

Notes to the financial statements (continued)

2. Nature, principal activities, basis of presentation and significant accounting policies (continued)

Cash and cash equivalents

Cash and cash equivalents include cash on hand and demand deposits in financial institutions.

Government grants

Government grants are recognised when there is reasonable assurance that they will be received and that the Company will comply with the conditions attached.

-	Capital grants

Outright capital grants are initially recognised as deferred income in the statement of financial position. Income from capital grants is recognised in the statement of profit and loss in line with the depreciation of the corresponding financed assets.

-	Operating grants

Operating grants received to offset expenses or losses already incurred, or to provide immediate financial support not related to future disbursements, are recognised in the statement of profit and loss.

-	Interest rate grants

Financial liabilities comprising implicit assistance in the form of below-market interest rates are initially recognised at fair value. The difference between this value, adjusted where necessary for the issue costs of the financial liability and the amount received, is recognised as a government grant based on the nature of the grant awarded. The amount recognised as other operating income in the statement of profit and loss in 2021 was 192 thousand euros, which included the government grant of the interest-free loan received by the Company in 2021 (see note 9) and debt instalment forgiveness. No income was recognised as a government grant in 2020 (58 thousand euros in 2019).

Post-retirement benefits

The Company operates a defined contribution pension scheme. The assets of the scheme are held separately from those of the Company in an independently administered fund. The amount charged against profits represents the contributions payable to the scheme in respect of the accounting period.

Taxation

The income tax expense or tax benefit for the year comprises current tax and deferred tax.

Current tax is the amount of income taxes payable or recoverable in respect of the taxable profit or tax loss for the year. Current tax assets or liabilities are measured at the amount expected to be paid to or recovered from the taxation authorities, using the tax rates and tax laws that have been enacted or substantially enacted at the reporting date.

Deferred tax liabilities are the amounts of income taxes payable in future periods in respect of taxable temporary differences, whereas deferred tax assets are the amounts of income taxes recoverable in future periods in respect of deductible temporary differences, the carryforward of unused tax losses, and the carryforward of unused tax credits. Temporary differences are differences between the carrying amount of an asset or liability in the statement of financial position and its tax base.

Current and deferred tax are recognised as income or an expense and included in the profit or loss for the year, except to the extent that the tax arises from a transaction or event which is recognised, in the same or a different year, directly in equity, or from a business combination.

A deferred tax asset is recognised only to the extent that it is probable that tax deductions will be monetized, or future taxable profits will be available against which the temporary difference can be utilised.

Deferred tax assets which do not meet the above conditions are not recognised in the statement of financial position. At year end the Company assesses whether deferred tax assets which were previously not recognised now meet the conditions for recognition.

Since January 1, 2017 the Company files consolidated tax returns with Grifols S.A. and the rest of the Spanish subsidiaries: Instituto Grifols, S.A., Grifols Movaco, S.A., Biomat, S.A., Grifols International, S.A., Grifols Engineering, S.A., Laboratorios Grifols, S.A., Gripdan Invest S.L., Grifols Viajes, S.A., and Aigües Minerals de Vilajuïga S.A.

VCN Biosciences, S.L.
Financial Statements
December 31, 2021 and 2020

Notes to the financial statements (continued)

2. Nature, principal activities, basis of presentation and significant accounting policies (continued)

Classification of assets and liabilities as current and non-current

The Company classifies assets and liabilities in the statement of financial position as current and non-current. Current assets and liabilities are determined as follows:

- Assets are classified as current when they are expected to be realised or are intended for sale or consumption in the Company’s normal operating cycle, they are held primarily for the purpose of trading, they are expected to be realised within twelve months after the reporting date or are cash or a cash equivalent.

- Liabilities are classified as current when they are expected to be settled in the Company’s normal operating cycle, they are held primarily for the purpose of trading, or they are due to be settled within twelve months after the reporting date.

Transactions between group companies

Transactions between group companies are recognised at the fair value of the consideration given or received. The difference between this value and the amount agreed is recognised in line with the underlying economic substance of the transaction.

Research and development expenditures

Any research and development expenditure incurred during the research phase of projects is recognised as an expense when incurred. Costs related with development activities are capitalized when:

-	The Company has technical studies that demonstrate the feasibility of the production process;

-	The Company has undertaken a commitment to complete production of the asset, to make it available for sale or internal use;

-	The asset will generate sufficient future economic benefits;

-	The Company has sufficient technical and financial resources to complete development of the asset and has devised budget control and cost accounting systems that enable monitoring of budgetary costs, modifications and the expenditure actually attributable to the different projects.

Development costs previously recognised as an expense are not recognised as an asset in a subsequent period.

3.	Amendments to IFRS in 2021, 2020 and 2019

As from January 1, 2019 the Company has adopted the latest versions of all the IFRS issued by the International Accounting Standard Board (IASB) for which the mandatory effective date is January 1, 2020.

The Company has applied as from January 1, 2019 the following new accounting standards:

	Effective date in 2019	IASB effective date
☐	IFRS 16 - Leases	January 1, 2019
☐	IFRIC 23 - Uncertainty over Income Tax Treatments	January 1, 2019
☐	IFRS 9 - Prepayment Features with Negative Compensation	January 1, 2019
☐	IAS 28 - Long-term interests in Associates and Joint Ventures	January 1, 2019
☐	Various - Annual Improvements to IFRS Standards 2015-2017 Cycle	January 1, 2019
☐	IAS 19 - Plan Amendment, Curtailment or Settlement	January 1, 2019
☐	IFRS 17 insurance contracts.	January 1, 2019

VCN Biosciences, S.L.
Financial Statements
December 31, 2021 and 2020

Notes to the financial statements (continued)

	Effective date in 2020	IASB effective date
☐	IAS 1, IAS 8 - Definition of material	January 1, 2020
☐	Various - Amendments to references to the Conceptual Framework in IFRS Standards	January 1, 2020
☐	IFRS 3 - Amendment to IFRS 3: Business combinations	January 1, 2020
☐	IFRS 9, IAS 39, IFRS 7 - Interest rate benchmark reform	January 1, 2020
☐	As a consequence of the Covid 19 - Related Rent concessions	January 1, 2020

	Effective date in 2021	IASB effective date
☐	IFRS 4 - Amendments to IFRS 4 Insurance Contracts	January 1, 2021
☐	Various - Amendments to IFRS 9, IAS 39, IFRS 7, IFRS 4 and IFRS 16	January 1, 2021
☐	IFRS 9, IAS 39, IFRS 7 - Interest rate benchmark reform phase 2	January 1, 2021
☐	Amendments to IFRS 16 - Covid 19 - Related Rent concessions	January 1, 2021

The application of these standards and interpretations did not have any material impacts on the financial statements for the years ended December 31, 2021, 2020 and 2019.

Standards issued but not effective in 2021		Mandatory application for annual periods beginning on or after:
☐	Various - Amendments on May 14, 2020 to:	January 1, 2022

-      IFRS 3 - Business combinations: references to the conceptual framework

-      IAS 16 - Property, plant and equipment: proceeds before intended use

-      IAS 37 - Provisions, contingent liabilities and contingent assets: onerous contracts - cost of fulfilling a contract

-      Annual improvements 2018-2020: IFRS 1, IFRS 9, IFRS 16, IAS 41

☐	IFRS 17 - Insurance contracts	January 1, 2023
☐	Amendment to IAS 1 - Classification of liabilities as current or non-current	January 1, 2023
☐	Amendment to IAS 8 - Changes in Accounting estimates and errors	January 1, 2023
☐	Amendment to IAS 1 - Disclosure of Accounting policies	January 1, 2023
☐	Amendment to IAS 12 - Deferred tax related to assets and liabilities arising from a single transaction	January 1, 2023

The Directors intend to adopt these standards, where relevant and applicable, in the first accounting period after their effective date, but do not anticipate that they will have a material effect on the financial statements in the period of their initial application.

VCN Biosciences, S.L.
Financial Statements
December 31, 2021 and 2020

Notes to the financial statements (continued)

4.	Fixed assets

	Equipment, furniture	Under	Other
	and fittings	construction	items	Total
		€	€	€
Cost or valuation
At January 1, 2019	364,917	5,118	6,852	376,887
Additions	-	54,631	-	54,631
Transfers	59,749	(59,749)	-	-

At December 31, 2019	424,666	-	6,852	431,518

At January 1, 2020	424,666	-	6,852	431,518
Additions	42,222	-	-	42,222

At December 31, 2020	466,888	-	6,852	473,740

At January 1, 2021	466,888	-	6,852	473,740
Additions	-	-	-	-

At December 31, 2021	466,888	-	6,852	473,740

Depreciation
At January 1, 2019	(72,303)	-	(6,277)	(78,580)
Charge for year	(55,671)	-	(575)	(56,246)

At December 31, 2019	(127,974)	-	(6,852)	(134,826)

At January 1, 2020	(127,974)	-	(6,852)	(134,826)
Charge for year	(64,694)	-	-	(64,694)

At December 31, 2020	(192,668)	-	(6,852)	(199,520)

At January 1, 2021	(192,668)	-	(6,852)	(199,520)
Charge for year	(67,409)	-	-	(67,409)

At December 31, 2021	(260,077)	-	(6,852)	(266,929)

Net book value
At December 31, 2021	206,811	-	-	206,811

At December 31, 2020	274,220	-	-	274,220

At December 31, 2019	296,692	-	-	296,692

VCN Biosciences, S.L.
Financial Statements
December 31, 2021 and 2020

Notes to the financial statements (continued)

(a) Fully depreciated assets

Cost of fully depreciated property, plant and equipment in use at December 31 was as follows:

	2021	2020	2019
	€	€	€
Furniture and fittings	24,620	24,620	24,620

(b) Insurance

The Company has taken out insurance policies to cover the risk of damage to its property, plant and equipment. These policies amply cover the net carrying amount of the Company’s assets.

5.	Risk management policy

The Company’s risk management policies are established in order to identify and analyse the risks to which the Company is exposed, establish suitable risk limits and controls, and control risks and compliance with limits. Risk management procedures and policies are regularly reviewed to ensure they take into account changes in market conditions and in the Company’s activities. The Company’s management procedures and rules are designed to create a strict and constructive control environment in which all employees understand their duties and obligations.

-	Market risk:

Market risk is the risk that changes in the market prices – e.g. foreign exchange rates, will affect the business income or value of its holding of financial instruments. The Company operates internationally and is therefore exposed to currency risk when operating with foreign currencies, especially with regard to the UK Sterling. The management considers that the business has no exposure to significant currency risks.

-	Liquidity risk:

Liquidity risk is the risk that the Company cannot meet its financial obligations as they fall due. The Company’s approach to managing liquidity is to ensure where possible, that it always has sufficient liquidity to settle its obligations at the maturity date. The Company applies a prudent policy to cover its liquidity risks and manages this proactively through appropriate management of liquid funds in line with Group treasury policies. Additionally, the shareholders make capital contributions in order to restore the financial situation when required.

-	Interest rate risk:

The Company’s interest rate risks arise from current and non-current borrowings. Borrowings at variable interest rates expose the Company to cash flow interest rate risks. Fixed-rate borrowings expose the Company to fair value interest rate risk. The Company policy set by the Group consists of keeping its borrowings in instruments with a variable interest rate, except for the below-market interest rates granted by governmental institutions (see note 9).

As most of the Company’s financial liabilities are fixed-rate, interest expenses would not significantly change in case of an increase/decrease of 100 basis points at December 31, 2021, 2020 and 2019.

-	Capital management:

The directors’ policy is to maintain a solid capital base in order to ensure creditor and market confidence and sustain future business development.

VCN Biosciences, S.L.
Financial Statements
December 31, 2021 and 2020

Notes to the financial statements (continued)

6.	Financial assets and trade receivables

(a) Classification

	Carrying amount
	12.31.2021 Non-current	12.31.2021 Current	12.31.2020 Non-current	12.31.2020 Current	12.31.2019 Current
Loans and receivables	€	€	€	€	€

Non-current financial investments in Group and related companies	888,714	-	1,348,050	-	-
Current financial investments in Group and related companies	-	2,068,784	-	1,432,706	1,393,264
Other receivables	-	5,625	-	21,254	675

Financial assets not measured at fair value	888,714	2,074,409	1,348,050	1,453,960	1,393,939

(b) Financial investments in Group and related companies

	12.31.2021 Non-current	12.31.2021 Current	12.31.2020 Non-current	12.31.2020 Current	12.31.2019 Current
	€	€	€	€	€

Loans to Group companies	888,714	-	1,348,050	-	-
Loans to Group companies (tax effect) (see note 10)	-	2,066,522	-	1,428,198	1,393,264
Interests receivable from loans to Group companies	-	2,262	-	4,508	-

	888,714	2,068,784	1,348,050	1,432,706	1,393,264

In 2021 and 2020, the Company had a cash pooling arrangement with Grifols Worldwide Operations Limited, due by 2027. The credit limit was 2,000 million euros and the accrued interest rate was the Group's senior debt plus a spread of 0.75%. As of December 31, 2021 and 2020, the cash pooling balance amounted to 889 and 1,348 thousand euros, respectively (2019: credit balance of 975 thousand euros. See note 12).

The “Loans to group companies (tax effect)” refer to intercompany receivables resulting from the tax effect of filing consolidated tax returns, which comprise accrued income tax and value added tax.

(c) Other receivables

	12.31.2021	12.31.2020	12.31.2019
	€	€	€
Unrelated parties
Other receivables	5,625	5,414	675
Personnel	-	15,840	1,465
	5,625	21,254	2,140

VCN Biosciences, S.L.
Financial Statements
December 31, 2021 and 2020

Notes to the financial statements (continued)

7.	Equity

Details of equity and changes during the year are shown in the statement of changes in equity.

(a) Share capital

		12.31.2021		12.31.2020		12.31.2019
Authorised	nº of shares	€	nº of shares	€	nº of shares	€

Ordinary shares of €1 each	215,930	215,930	215,930	215,930	152,421	152,421

Allotted, called up and fully paid

Ordinary shares of €1 each	215,930	215,930	215,930	215,930	152,421	152,421

As of December 2, 2020, an increase of capital was carried out by issuing 63,509 new shares of 1 euro par value each.

The companies that participate directly or indirectly in the share capital of the Company in a percentage equal to or greater than 10% are as follows:

		12.31.2021		12.31.2020		12.31.2019
	nº of shares	%	nº of shares	%	nº of shares	%
Company:
Grifols Innovation and New Technologies, Limited	187,486	86.82%	187,486	86.82%	123,977	81.34%

The Company and its shareholders signed, on December 14, 2021, a share purchase agreement with Synthetic Biologics, Inc. (the buyer) to sell all the shares of VCN Biosciences, S.L., subject to fulfilment of certain conditions. Completion of the transaction is expected in the first quarter of 2022.

(b) Share premium

This reserve is freely distributable.

Dividends may not be distributed if, after the distribution, the Company’s equity is lower than the share capital.

As of December 2, 2020, an increase of capital was carried out by issuing 63,509 new shares with a share premium of 77.728999 euros each, which meant a total share premium of 4,936,491 euros.

(c) Legal reserve

Appropriations to the legal reserve were made in compliance with article 274 of the Spanish Companies Act, which requires that companies transfer 10% of profits for the year to a legal reserve until this reserve reaches an amount equal to 20% of the share capital.

The legal reserve is not distributable to shareholders and if it is used to offset losses, in the event that no other reserves are available, the reserve must be replenished with future profits.

8.	Defined contribution pension scheme

The Company operates a defined contribution pension scheme for those employees who have rendered services to the Company for more than 2 years. The pension scheme is part of BancSabadell 18 Fondo de Pensiones, which is managed by BanSabadell Pensiones.

The pension charge for the year represents contributions payable by the Company to the fund (see note 11.c). There were no outstanding or prepaid contributions at the end of the financial year (2020: nil).

VCN Biosciences, S.L.
Financial Statements
December 31, 2021 and 2020

Notes to the financial statements (continued)

9.	Financial liabilities and trade payables

(a) Classification

	Carrying amount
	12.31.2021 Non-current	12.31.2021 Current	12.31.2020 Non-current	12.31.2020 Current	12.31.2019 Non-current	12.31.2019 Current
Loans and payables	€	€	€	€	€	€

Loans from Group companies	-	1,779	-	275	975,450	4,116
Financial liabilities	1,244,677	328,870	1,660,711	224,402	1,863,731	251,236
Trade and other payables	-	994,160	-	643,134	-	1,153,945

	1,244,677	1,324,809	1,660,711	867,811	2,839,181	1,409,297

There are no significant differences between the fair value and the carrying value of the Company’s financial liabilities.

(b) Loans from Group companies

	12.31.2021 Current	12.31.2020 Current	12.31.2019 Non-current	12.31.2019 Current
	€	€	€	€

Loans from Group companies (see note 12)	-	-	975,450	-
Other debts with Group companies (see note 12)	1,779	275	-	-
Interests on loans from Group companies (see note 12)	-	-	-	4,116

	1,779	275	975,450	4,116

(c) Financial liabilities

	12.31.2021 Non-current	12.31.2021 Current	12.31.2020 Non-current	12.31.2020 Current	12.31.2019 Non-current	12.31.2019 Current
	€	€	€	€	€	€
Unrelated companies
Financial liabilities	1,244,677	328,870	1,660,711	224,402	1,863,731	251,236

	1,244,677	328,870	1,660,711	224,402	1,863,731	251,236

The financial liabilities amount refers entirely to interest-free or below-market interest rates loans (0% - 1%) extended by governmental institutions (Ministerio de Ciencia, Innovación y Universidades and ACC10 Generalitat de Catalunya). The maturities of these loans are between 2022 and 2029.

In 2021, the Company received interest-free loans that amounted 170 thousand euros (nil in 2020 and 454 thousand euros in 2019).

The difference between the fair value of these liabilities (when relevant conditions associated with the grants are met) and the amount received is recognised as a government grant and classified as other operating income in the statement of profit and loss (see note 2).

VCN Biosciences, S.L.
Financial Statements
December 31, 2021 and 2020

Notes to the financial statements (continued)

Classification of debts by maturity:

	2022	2023	2024	2025	2026	Subs.years
	€	€	€	€	€	€
Financial liabilities for the year ended December 31, 2021	328,870	296,694	297,826	234,260	154,980	260,917

	328,870	296,694	297,826	234,260	154,980	260,917

	2021	2022	2023	2024	2025	Subs.years
	€	€	€	€	€	€
Financial liabilities for the year ended December 31, 2020	224,402	402,052	301,291	301,957	237,925	417,486

	224,402	402,052	301,291	301,957	237,925	417,486

	2020	2021	2022	2023	2024	Subs.years
	€	€	€	€	€	€
Financial liabilities for the year ended December 31, 2019	251,236	303,654	333,291	301,396	302,062	623,328

	251,236	303,654	333,291	301,396	302,062	623,328

As these financial liabilities were booked at fair value at the date of collection with a grant being registered for the difference between the amount received and the fair value, and then booked at amortised cost, the disclosed amounts do not include the future accounting finance expenses related to these financial liabilities.

(d) Trade and other payables

	12.31.2021	12.31.2020	12.31.2019
	€	€	€
Group
Trade payables	35,701	32,503	41,515

Unrelated parties
Trade payables	893,049	542,875	1,036,069
Other payables	101	83	166
Personnel	65,309	67,673	76,195
Tax authorities, other payables (see note 10)	40,640	41,922	44,131

	1,034,800	685,056	1,198,076

The Company filed a claim against one of its suppliers for certain manufacturing and engineering services provided in the context of the services agreement signed between the parties, due to some quality issues identified in the services provided. As at December 31, 2021, the trade payable balance with the supplier amounted to 264 thousand euros. In this regard, the Company is claiming all the amounts paid related to those services, amounting to 814 thousand euros, and entered into a negotiation process with the supplier. The Company has not recognized any income in the financial statements related to this claim as it is still a contingent asset. In addition, the purchase agreement signed with Synthetic Biologics stated that any loss or benefit related to this litigation procedure would be borne by Grifols in case the transaction is completed.

VCN Biosciences, S.L.
Financial Statements
December 31, 2021 and 2020

Notes to the financial statements (continued)

(e) Amounts in foreign currencies

The currency profile of the financial liabilities was as follows:

As at December 31, 2021	US dollar	Total
	€	€
Trade Payables and Other Payables	11,539	11,539

As at December 31, 2020	Sterling pounds	Total
	€	€
Trade Payables and Other Payables	41,834	41,834

As at December 31, 2019	Sterling pounds	Total
	€	€
Trade Payables and Other Payables	76,118	76,118

10.	Taxation

Details of balances with public entities were as follows:

	12.31.2021 Current	12.31.2020 Non-current	12.31.2020 Current	12.31.2019 Non-current	12.31.2019 Current
	€	€	€	€	€
Assets
Deferred tax assets	66,180	1,903,102	-	1,897,689	-
Value added tax and similar taxes (see note 6)	-	-	-	-	1,465
	66,180	1,903,102	-	1,897,689	1,465

Liabilities
Social Security (see note 9)	10,752	-	11,679	-	12,837
Withholdings (see note 9)	29,888	-	30,243	-	31,294
	40,640	-	41,922	-	44,131

Receivables and payables with Grifols S.A. resulting from the tax effect of filing consolidated tax returns were as follows:

	12.31.2021	12.31.2020	12.31.2019
	Current	Current	Current
	€	€	€
Receivables
Grifols S.A. (see note 6)	2,066,522	1,428,198	1,393,264

	2,066,522	1,428,198	1,393,264

Balances receivable as of December 31, 2021, 2020 and 2019 comprised accrued income tax and value added tax.

VCN Biosciences, S.L.
Financial Statements
December 31, 2021 and 2020

Notes to the financial statements (continued)

The Company had the following main applicable taxes open to inspection by the Spanish taxation authorities:

Years open
to inspection
Tax
Income tax	2017 - 2021
Value added tax	2018 - 2021
Personal income tax	2018 - 2021
Customs duties	2018 - 2021
Capital gains tax	2018 - 2021
Tax on Economic Activities	2018 - 2021
Social Security	2018 - 2021
Non-residents	2018 - 2021

Because of the different interpretations of the current tax legislation, additional liabilities may arise as a result of a tax inspection. Management considers that such liabilities would not significantly affect the financial statements.

(a) Income tax

Since January 1, 2017 the Company files consolidated tax returns with Grifols S.A. and the rest of the Spanish subsidiaries: Instituto Grifols, S.A., Grifols Movaco, S.A., Biomat, S.A., Grifols International, S.A., Grifols Engineering, S.A., Laboratorios Grifols, S.A., Gripdan Invest S.L., Grifols Viajes, S.A., Aigües Minerals de Vilajuïga S.A. and Araclón Biotech, S.L..

Analysis of tax expense in the year:

	2021	2020	2019
	€	€	€
Current tax

Corporation tax on loss for the year	(1,426,706)	(806,858)	(803,951)
Tax deductions from prior periods - monetization	(530,651)	(478,840)	(270,037)
Tax deductions transferred to the Group	(559,088)	-	-

Total current tax	(2,516,445)	(1,285,698)	(1,073,988)

Deferred tax

Temporary differences - provisions	(66,180)
Tax deductions from prior periods - monetization	663,314	600,087	92,377
Tax deductions of the year - generated	(302,563)	(671,138)	(727,989)
Tax deductions of the year - applied	971,496	-	-
Tax deductions transferred to the Group	559,088	-	-
Tax deductions - others	11,767	17,607	(17,327)

Total tax benefit	(679,523)	(1,339,142)	(1,726,927)

Details of deferred tax assets by type of asset were as follows:

	12.31.2021	12.31.2020	12.31.2019
	€	€	€

DTA - Provisions	66,180	-	-
Rights to tax deductions	-	1,903,102	1,897,689

Total deferred tax assets	66,180	1,903,102	1,897,689

VCN Biosciences, S.L.

Financial Statements

December 31, 2021 and 2020

Notes to the financial statements (continued)

The Company did not recognise as deferred tax assets the tax effect of the unused tax loss carryforwards, which amounted to 6,260 thousand euros at December 31, 2021, 2020 and 2019. At the year-end it was not probable that future taxable profit would be available against which the Company could use the benefits therefrom (the use of tax losses in the future will depend on the success of the R&D projects of the Company).

Details of tax deductions were as follows:

		12.31.2021	12.31.2020	12.31.2019
		€	€	€
R&D tax deductions – origin year:	Maturity:
2017	2032	-	496,088	496,088
2018	2033	-	5,018	673,612
2019	2034	-	727,219	727,219
2020	2035	-	671,138	-

Other tax deductions		-	3,639	770
Total deferred tax assets		-	1,903,102	1,897,689

In 2021 the Company monetized 531 thousand euros of the deductions generated in 2019 and renounced to the 20%, which amounted to 133 thousand euros. Additionally, 971 thousand euros of tax deductions were recovered by the consolidated tax Group.

As a result of a Group tax credits adjustment, in 2021 the Company transferred to the Group 559 thousand euros of tax deductions.

In 2020 the Company monetized 480 thousand euros of the deductions generated in 2018, renounced to the 20%, which amounted to 120 thousand euros, and regularized 68 thousand euros. The remaining deductions, which amounted to 5 thousand euros, did not have a binding reasoned report, but the Company considered that the amount would be applied by the Group.

Tax reconciliation:	2021	2020	2019
	€	€	€
Loss before tax	(2,462,423)	(3,227,430)	(3,215,805)
Tax using the Spanish Corporation tax rate of 25%	(615,606)	(806,858)	(803,951)

Expenses not deductible for tax purposes
Sanctions and fines	151	-	113
Others	28,428	17,607	(17,439)
Deductions and allowances of the year	(302,563)	(671,138)	(727,989)
Adjustments related to monetizations of prior periods	132,660	121,247	(177,661)
Tax deductions - others	77,407	-
Total tax benefit	(679,523)	(1,339,142)	(1,726,927)

VCN Biosciences, S.L.

Financial Statements

December 31, 2021 and 2020

Notes to the financial statements (continued)

(b) Value added tax

Since January 1, 2018 the Company files consolidated tax returns with Grifols S.A. and the rest of the Spanish subsidiaries: Instituto Grifols, S.A., Grifols Movaco, S.A., Biomat, S.A., Grifols International, S.A., Grifols Engineering, S.A., Laboratorios Grifols, S.A., Diagnostic Grifols, S.A., Gripdan Invest S.L., Grifols Viajes, S.A., and Aigües Minerals de Vilajuïga S.A.

11. Staff numbers and costs

(a) The average number of persons employed by the Company during the year, analysed by category, was as follows:

	Number of employees
	2021	2020
Director	1	1
R&D - Technical area	7	8

(b) At the end of the year the distribution by gender of Company’s personnel was as follows:

	Number of employees
		2021		2020
	Female	Male	Female	Male
Director	-	1	-	1
R&D - Technical area	6	1	7	1

(c) Personnel expenses:

	2021	2020	2019
	€	€	€
Wages and salaries	424,620	459,786	474,840
Social security costs	111,512	124,393	124,653
Pension plan costs (see note 8)	2,308	2,099	2,011
Other expenses	11,898	13,829	21,790
	550,338	600,107	623,294

VCN Biosciences, S.L.

Financial Statements

December 31, 2021 and 2020

Notes to the financial statements (continued)

12. Related party transactions

(a) During the year, the following related party transactions took place within the normal course of business:

	12.31.2021	12.31.2020	12.31.2019
Included within assets:	€	€	€
Non-current financial investments in Group and related companies
Non-current loans to Group companies (see note 6)	888,714	1,348,050	-
Total non-current assets	888,714	1,348,050	-
Current financial investments in Group and related companies
Loans to Group companies (tax effect)	1,404,750	1,271,124	1,393,264
Other loans (*)	661,772	157,074
Interests receivable from loans to Group companies	2,262	4,508	-
Total current assets	2,068,784	1,432,706	1,393,264
Included within liabilities:
Non-current debts loans with Group and related companies
Loans with group companies (see note 9)	-	-	975,450
Total non-current liabilities	-	-	975,450
Current loans with Group and related companies
Other debts with Group companies (see note 9)	1,779	275	-
Interests on loans from Group companies (see note 9)	-	-	4,116
Trade and other payables
Trade payables, Group companies	35,701	32,503	41,515
Total current liabilities	37,480	32,778	45,631
Included within financial income:
Interest income	45,443	4,508	10,682
Total financial income	45,443	4,508	10,682
Included within expenses:
Shared external services (see note 13)	321,872	314,138	354,264
Other operating expenses	2,605	2,205	2,902
Interest expenses	-	78,237	27,275
Total expenses	324,477	394,580	384,441

(*) Other loans refer to the consolidated tax amounts that Grifols S.A. has already collected from the tax authorities.

Related party transactions are conducted at arm’s length.

As of December 31, 2021, 2020 and 2019, the Company held no balances, nor transactions with the parent company.

VCN Biosciences, S.L.

Financial Statements

December 31, 2021 and 2020

Notes to the financial statements (continued)

(b) Information on the Company's directors and senior management personnel

In 2021, 2020 and 2019, the members of the board of directors did not receive any remuneration in their capacity as such, nor loans or advances, and the Company did not extend any guarantees on their behalf. The Company did not extend any advances or loans to senior management personnel either. The Company has no pension or life insurance obligations with its former or current directors or senior management personnel.

The emoluments received by senior management personnel and those members of the board of directors who maintain a working relationship with the Company and who are part of its staff, are included in the personnel expenses caption in the statement of profit and loss. In 2021 and 2020, the aggregate of emoluments received by senior management were 106 thousand euros and 117 thousand euros, respectively (115 thousand euros in 2019).

13. Other operating expenses

	2021	2020	2019
	€	€	€
Scientific collaborations and R&D expenses	527,486	1,472,572	1,382,458
Professional fees	633,311	271,128	227,644
Auxiliary materials	359,018	261,547	341,501
Shared external services with group (see note 12)	321,872	314,138	354,264
Other expenses	175,953	128,915	186,073
	2,017,640	2,448,300	2,491,940

In January 2016, the Company signed an agreement with the group parent company Grifols S.A. for the use of the office premises and service of surveillance, cleaning of common areas, reception and messaging, maintenance and supply of water, gas and electricity. In 2021 and 2020, the amount corresponding to such contract was registered as an operating expense in the statement of profit and loss and amounted to 322 thousand euros and 314 thousand euros, respectively (354 thousand euros in 2019).

This contract is tacitly renewed for annual periods, and it may be terminated (short term lease) by either party at any time with a notice of 3 months. The minimum non-cancellable charge as of December 31, 2021 and 2020 amounted to 80 thousand euros and 92 thousand euros, respectively (93 thousand euros in 2019).

In 2021 and 2020, the cost of employees dedicated to R&D activities amounted to 444 thousand euros and 482 thousand euros, respectively (507 thousand euros in 2019) (see note 11).

14. Subsequent events

There has not been any significant subsequent event after the closing date.

VCN Biosciences, S.L.

Financial Statements

December 31, 2021 and 2020

At their meeting held on February 9, 2022, the Directors of VCN Biosciences, S.L. authorized to issue the financial statements for the period ended December 31, 2021 and 2020. The financial statements comprise the documents that precede this certification.

/s/ Manel Cascalló Piqueras	/s/ David Bell	/s/ Jose Terencio
Cascalló Piqueras, Manel	Bell, David	Terencio, Jose
Board member	Board member	Board member

/s/ , Jaume Amat	/s/ Dirk Büscher
Amat, Jaume	Büscher, Dirk
Board member	Board member